UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2 2015

ONE WORLD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-13869	87-0429198
(Commission File Number)	(I.R.S. Employer Identification No.)

14515 Briarhills Parkway, Houston, Texas 77077
(Address of principal executive offices)

(866) 440-1470
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 2, 2015, One World Holdings, Inc., a Nevada corporation (the “Company”), and its wholly owned subsidiary, The One World Doll Project, Inc., a Texas corporation (“OWDP”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which OWDP will merge (the “Merger”) with Tonner Doll Company, Inc., a New York corporation (“Tonner”).

Pursuant to the Merger Agreement, OWDP will be merged with and into Tonner, and Tonner will be the surviving corporation (the “Surviving Company”) as a wholly owned subsidiary of the Company.  The current Articles of Incorporation and Bylaws of Tonner will be the Articles and Bylaws of the Surviving Company.  Additionally, the outstanding capital stock of Tonner, consisting of 145,200,000 shares of common stock will be converted into the right to receive an equal number of shares of common stock of the Company.

The closing of the Merger is conditioned upon the occurrence and completion of certain conditions precedent, including the following:

-
The Company’s Articles of Incorporation will be amended (a) to increase the authorized capital of the Company to include, 1,600,000,000 shares of common stock; (b) to change the par value of the Company’s common stock from $0.0025 to $0.001; and (c) to change the Company’s name to Tonner-One World Holdings, Inc.;

-	Receipt of approval by FINRA of the transaction;
-	Completion of due diligence by the Company, OWDP, and Tonner; and
-	Other standard closing conditions as set forth in the Agreement.

Pursuant to the Merger Agreement, Tonner agreed to provide, within 71 days of the closing of the Merger, audited financial statements and financial information as required by SEC rules governing the acquisition of private companies by publicly reporting companies.

Both the Company and Tonner agreed to continue their normal business operations between execution of the Merger Agreement and the closing of the Merger, to maintain business relationships, comply with applicable obligations and duties under federal and state laws, and to provide notice to the other company of any significant events occurring prior to the closing of the Merger.

As of the date of the execution of the Merger Agreement, two of the Company’s officers, C. Joanne Melton and Stacey McBride-Irby, as well as the Company’s Founder, Trent Daniel, were shareholders of Tonner.  If the Merger closes, they will receive additional shares of the Company’s common stock in exchange for their shares of Tonner common stock.

The Board of Directors of Tonner approved the Merger and recommended it to its shareholders, who approved the Merger. Additionally, the Board of Directors of OWDP and the Company approved the Merger and the OWDP Board of Directors recommended it to its shareholder, the Company, which approved the Merger.

The foregoing description of the Merger Agreement is qualified in its entirety with reference to the entire agreement, which has been filed as Exhibit 99.1 attached hereto.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
99.1	Agreement and Plan of Merger, dated December 2, 2015
99.2	Press Release dated December 3, 2015
99.3	Press Release, December 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 2, 2015

ONE WORLD HOLDINGS, INC.

By: /s/ Corinda Joanne Melton
Corinda Joanne Melton
Chief Executive Officer and Director